                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ______________)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                [ ] Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      ALLIANCE BANCORP OF NEW ENGLAND, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
  [x] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(a) and 0-11.

      (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

\-------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5) Total fee paid:

--------------------------------------------------------------------------------

      [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of this filing.

      (1) Amount previously paid:

--------------------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

      (3) Filing Party:

--------------------------------------------------------------------------------

      (4) Date Filed:

--------------------------------------------------------------------------------

                     ALLIANCE BANCORP OF NEW ENGLAND, INC.
                    348 Hartford Turnpike, Vernon, CT 06066

                                 (860) 875-2500
                          ---------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 8, 1998
                          ---------------------------

      NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Alliance Bancorp of New England, Inc. ("the Company" or "Alliance"), the holding company for Tolland Bank ("the Bank") will be held on Wednesday, April 8, 1998, at 10:30 a.m., at The Colony, 53 Hartford Turnpike (Route 83), Vernon, Connecticut 06066 for the following purposes:

      1. To elect three (3) directors of the Company for three-year terms.

      2. Approval of an adjournment of the Annual Meeting, if necessary, to permit solicitation of proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve the foregoing matter.

      3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Pursuant to the Company's bylaws, the Board of Directors of the Company has fixed the close of business on February 20, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                              By Order of the Board of Directors


                                              /s/ Cynthia S. Harris
                                              -------------------------------
                                              Cynthia S. Harris
March 6, 1998                                 Secretary

                      ALLIANCE BANCORP OF NEW ENGLAND, INC.
                              348 HARTFORD TURNPIKE
                                 VERNON, CT 06066
                                 (860) 875-2500

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alliance Bancorp of New England, Inc. (the "Company" or "Alliance") the holding company for Tolland Bank ("the Bank") to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") which will be held at The Colony, 53 Hartford Turnpike (Route 83), Vernon, Connecticut on Wednesday, April 8, 1998 at 10:30 a.m. and at any adjournment thereof. This Proxy Statement is expected to be first mailed to shareholders on or about March 6, 1998.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

      The Annual Meeting has been called for the following purposes: (1) to elect three (3) directors of the Company for three-year terms; (2) to approve an adjournment of the Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the foregoing matter; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

SOLICITATION OF PROXIES

      All costs of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company or the Bank may solicit proxies personally or by telephone or other means without additional compensation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock.

REVOCATION OF PROXIES

      Shareholders who execute proxies retain the right to revoke them. A shareholder giving a proxy may revoke it at any time prior to its exercise by
(i) filing with the Secretary of the Company written notice of revocation, (ii) submitting a duly-executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. Unless so revoked, the shares represented by the proxies will be voted according to the shareholder's instructions on the proxy or, if no instructions are given, in favor of all Proposals described in this Proxy Statement. In addition, shares represented by proxies will be voted as directed by the Board of Directors with respect to any other matters that may properly come before the Annual Meeting or any adjournment. Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING SECURITIES

      Only shareholders of record as of the close of business on February 20, 1998, are entitled to vote at the Annual Meeting. As of that date, the Company had 1,661,794 shares of common stock issued and outstanding. Each share of (the "Common Stock") is entitled to one vote. All votes, whether voted in person or by proxy, will be tabulated by the Company's Inspector of Elections, the Bank of Boston. Abstentions are counted for purposes of establishing a quorum. Broker non-votes are not counted for the purposes of establishing a quorum. Pursuant to the Company's Certificate of Incorporation, shareholders are not entitled to cumulate their votes for the election of directors. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

VOTING PROCEDURES

      All proposals described in the Proxy Statement require the affirmative vote of a majority of the shares present or represented by proxy, except that directors can be elected by a plurality of shareholders. An abstention with respect to a Proposal by a shareholder present or represented at the Annual Meeting will have the same effect as a vote against that Proposal.

      Executed but unmarked proxies will be voted FOR all proposals.

      Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters as determined by a majority of the Board of Directors.

      Enclosed with this Proxy Statement is the Company's Annual Report to Shareholders for its fiscal year ended December 31, 1997 (the "Annual Report").

PRINCIPAL HOLDERS OF COMMON STOCK

      The following table sets forth information as of December 31, 1997, with respect to ownership of Common Stock by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the Common Stock and with respect to ownership of Common Stock by all directors and officers of the Company as a group.

      Name and Address                 Number of Shares              Percent
      of Beneficial Owner              Beneficially Owned(1)         of Class

Franklin Mutual Advisers, Inc.         133,723                       8.07%
777 Mariner's Island Blvd.
San Mateo, CA 94404

All directors and senior officers      334,476(2)                    20.2(2)
as a group (15 persons)

      (1) Based on information provided by the respective beneficial owners and on filings with the Securities Exchange Commission made pursuant to the Securities Exchange Act of 1934.

      (2) Includes currently exercisable options granted to directors and certain principal officers to purchase an aggregate of 112,292 shares. The figures are based on beneficial ownership information provided by the directors and officers.

                       PROPOSAL I - ELECTION OF DIRECTORS

      The Certificate of Incorporation of the Company provides that the number of directors shall be as stated in the Company's Bylaws but shall not be fewer than five nor more than 15. The Certificate of Incorporation further provides that the number of directors shall only be increased or decreased by the Board of Directors. Currently, the Board of Directors has set the number of directors at 11, divided into three classes. The members of each class are elected for a term of three years. One class is elected annually.

      Three directors will be elected at the Annual Meeting to serve for three-year terms and until their successors are elected and qualified. The Board of Directors acts as a nominating committee for the Company pursuant to the Bylaws of the Company and has nominated the following three current Board members for re-election as directors: Robert C. Boardman, William E. Dowty, Jr., and Kenneth R. Peterson. There are no arrangements known to Management between the persons named and any other person pursuant to which such nominees were selected.

      The Board of Directors will not consider nominees recommended by shareholders. Shareholder nominations must be made directly by the shareholder in accordance with the requirements and procedures provided in the Bylaws. Those procedures require stockholders to make nominations in writing and deliver them to the Secretary of the Company not less than 90 days prior to the date of the Annual Meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE
                    NOMINEES FOR DIRECTOR UNDER PROPOSAL I.

      The persons named on the enclosed proxy intend to vote for the election of the named nominees, unless the proxy is marked by the shareholder to the contrary. If any nominee is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend, or the Board of Directors may amend the Bylaws to reduce the size of the Board to eliminate the resulting vacancy. The Board knows of no reason why any nominee might be unavailable to serve. The following table sets forth certain information with respect to each nominee and each director continuing in office. The figures are based on beneficial ownership information provided by the directors by questionnaire.

                       NOMINEES (TERM TO EXPIRE IN 1998)

                                                                                         Amount of Common Stock
                                                                                          Beneficially Owned(1)
                                                                           Director      ----------------------
                                                                 Age        Since*        Amount        Percent
-------------
              ROBERT C. BOARDMAN                                  65         1980         10,396        *(3)(7)
    Photo     Mr. Boardman is President of the Capital Area
  Robert C.   Health Consortium. Prior to this he served as
  Boardman    Executive Director of Rockville General Hospital
              from 1974 through 1987.
-------------



-------------
              WILLIAM E. DOWTY, JR.
    Photo     Mr. Dowty was Vice President/Data Processing
  William E.  Functions for Connecticut Mutual Companies,
  Dowty, Jr.  a life insurance company, where he had been         72         1977         22,493        1.35(4)(8)
              employed since 1950, until his retirement in 1987.
-------------


-------------
              KENNETH R. PETERSON                                 52         1982         17,738        1.07(3)(9)
    Photo     Mr. Peterson is a partner in Gardner and
  Kenneth R.  Peterson Associates, a land surveying and civil
  Peterson    engineering firm where he has practiced since 1968.

-------------
              *A Director of the Bank since that time.


                 CONTINUING DIRECTORS (TERM TO EXPIRE IN 1999)

                                                                                         Amount of Common Stock
                                                                                          Beneficially Owned(1)
                                                                           Director      ----------------------
                                                                 Age        Since*        Amount        Percent
-------------
              DOUGLAS J. MOSER                                    53         1991         15,396        *(2)(10)
   Photo      Mr. Moser is a partner in the architectural
 Douglas J.   firm of Moser Pilon & Nelson, which he
   Moser      established in 1980.

-------------

-------------
              D. ANTHONY GUGLIELMO                                57         1985         39,983        2.4(5)(11)
    Photo     Mr. Guglielmo, Vice Chairman of the Board, is
 D. Anthony   currently President and owner of Penny-Hanley and
  Guglielmo   Howley Co., Inc., an insurance agency where he has
              served since 1968. Mr. Guglielmo currently serves as
------------- a Connecticut State Senator.

-------------
              FRANCIS J. PRICHARD, JR.                            69         1989         44,189        2.65(2)
   Photo      Mr. Prichard, Chairman of the Board, is the owner
 Francis J.   of Star True Value Hardware Stores located in Ellington
Prichard, Jr. and Tolland, and he is President of Kuhnly Plumbing
              and Heating Company, Inc., in Ellington.
-------------

-------------
              JOSEPH H. ROSSI                                     47         1995         45,676        2.70(6)(8)
   Photo      Mr. Rossi serves as President and Chief Executive
 Joseph H.    Officer.
   Rossi

-------------


                  CONTINUING DIRECTORS (TERM TO EXPIRE IN 2000)

-------------
              HOWARD G. ABBOTT, M.D.
   Photo      Dr. Abbott was an orthopedic surgeon with           72         1982         18,491        1.11(3)(8)
 Howard G.    Rockville Orthopedic Associates, P.C., until
Abbott, M.D.  his retirement in June 1990.

-------------

-------------
              LAWRENCE J. BECKER                                  74         1979         58,247        3.51(3)(12)
   Photo      Mr. Becker is the owner of Becker Construction
 Lawrence J.  Co., President of the Joseph J. Mottes Co.,
   Becker     President of Ace Equipment Sales, Inc., and Vice
              President of Rock Crushers, Inc.
-------------

-------------
              THERESA L. DANSKY, CPA                              35        1996           1,983           *(13)
   Photo      Ms. Dansky is a partner in the firm
 Theresa L.   Magdefrau & Dansky LLC, CPAs in
Dansky, CPA   Vernon, Connecticut.

-------------

-------------
              THOMAS S. MOORE                                     74        1977          11,564           *(4)(14)
   Photo      Mr. Moore was Director of Finance/Controller
 Thomas S.    for the Town of Manchester, Connecticut until his
   Moore      retirement in 1985.

------------- *A Director of the Bank since that time.



(1) Except as otherwise noted, all beneficial ownership is direct and each beneficial owner exercises sole voting and investment power over the shares.

(2)  Includes currently exercisable options to purchase 7,999 shares.

(3)  Includes currently exercisable options to purchase 3,999 shares.

(4)  Includes currently exercisable options to purchase 5,333 shares.

(5)  Includes currently exercisable options to purchase 2,666 shares.

(6)  Includes currently exercisable options to purchase 31,524 shares.

(7) Includes 2,666 shares with shared voting and investment power and 666 shares held by his wife.

(8)  Shared voting and investment power on all shares held.

(9) Includes 8,666 shares with shared voting and investment power. Mr. Peterson disclaims ownership to shares held by adult sons.

(10) Includes 7,397 shares with shared voting and investment power.

(11) Includes 17,754 shares held by his wife and 2,898 shares held by his mother.

(12) Includes 36,472 shares with shared voting power.

(13) Includes 319 shares held by daughter who is a minor child.

(14) Includes 3,333 shares held by wife.

  * Less Than One Percent

                     EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

                                                         Amount of Common Stock
                                                          Beneficially Owned(1)
                                                         ----------------------
                                                AGE       Amount        Percent

PATRICK J. LOGIUDICE                             51       18,611        1.11(1)
Mr. Logiudice serves as
Executive Vice President of the Company and
Chief Lending Officer of the Bank.

 *Includes currently exercisable options to purchase 14,132 shares

BOARD MEETINGS AND COMMITTEES

      The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. The Board of Directors of the Bank consists of those persons who serve as directors of the Company. Additionally, members of the Company's committees serve on the identical committees of the Bank. Each director attended at least 83% of the Board and committee meetings during the period he or she was a director and a committee member. Certain of the standing committees of the Board are discussed below.

      The Personnel Committee consists of six members of the Board. This Committee reviews potential candidates for election to the Board at the annual meeting and handles personnel and compensation issues. The Committee, which met 3 times in 1997, presently consists of Messrs. Boardman, Abbott, Becker, Dowty, Guglielmo and Prichard.

      The Audit Committee directs and reviews the activities of the Company's internal audit function, meets with the Company's independent auditors in connection with its annual audit, approves the annual expense budget, and monitors the corporation's insurance risk management program. This Committee, composed of Messrs. Moore, Guglielmo, Abbott, Boardman, Moser, and Ms. Dansky met 3 times during the fiscal year ended December 31, 1997.

      The Executive Committee meets in the absence of the full board and may exercise all of the authority of the board except as set forth in the bylaws. This Committee, which met 3 times during 1997, presently consists of Messrs. Prichard, Becker, Dowty, Moore, Peterson and Rossi.

      The Ad Hoc Real Estate Committee was formed in 1997 to assist management with decisions regarding Bank-owned real estate and office locations. This committee, which met 6 times during 1997, presently consists of Messrs. Moser, Becker, Peterson, Prichard and Rossi.

Directors' Fees

      Directors receive a retainer fee of $1,800 per year and a fee of $200 per meeting attended. Members of the committees receive $150 per committee meeting attended, while the chairman of the board and each committee receive $250 per committee meeting attended. It is the policy of the Company not to pay directors' fees to principal officers who also serve as directors.

Executive Officers of The Registrant

      All executive officers are appointed annually by the Board of Directors and serve at the pleasure of the Board.

      Joseph H. Rossi (age 47) joined Tolland Bank as Senior Vice
President/Treasurer/Chief Financial Officer in 1993. He was elected President/CEO of Tolland Bank in 1996 and President of Alliance in 1997. Mr. Rossi was previously self employed as a financial and systems consultant, following senior financial management positions in Financial Federal Savings Bank (Hartford, CT.) and Commonwealth Bank (Harrisburg, PA.).

      Patrick J. Logiudice (age 51) joined Tolland Bank in 1991 as Senior Vice President/Chief Lending Officer, and was elected Executive Vice President of Alliance in 1997. Mr. Logiudice was previously a senior commercial lending manager at Connecticut Bank and Trust Company and affiliate.

      David H. Gonci (age 45) joined Tolland Bank in 1990 as Vice
President/Controller. He was elected Vice President/Chief Financial Officer/Treasurer of Tolland Bank in 1996 and of Alliance in 1997. He was previously the senior financial manager of BancNewEngland Mortgage Company, following positions in lending management at its affiliate, Connecticut Bank and Trust Company.

      Cynthia S. Harris (age 50) joined Tolland Bank in 1976. She is Vice President/Human Resources and Secretary of Tolland Bank, having previously served as loan servicing officer. She was elected Secretary of Alliance in 1997.

      Joyce M. Joy (age 55) joined Tolland Bank in 1988 as Vice
President/Marketing. Previously she was employed as retail banking manager by the Savings Bank of Rockville.

Executive Compensation

      The following table sets forth the compensation paid to Joseph H. Rossi and Patrick J. Logiudice for each of the last three fiscal years. No other executive officer of the Company or the Bank earned a total salary and bonus in excess of $100,000 or served as Chief Executive Officer of the Company or the Bank during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                           Annual Compensation          Long Term Compensation      All Other Compensation(1)
                           -------------------          ----------------------      ----------------------
    Name and
Principal Position         Year(2)    Salary($)         Bonus($)    Options(#)
------------------         -------    ---------         --------    ----------
Joseph H. Rossi,(3)         1997      $137,981          $  --          6,000                $4,662.02
President and               1996      $115,330          $  --         11,144                $3,247.03
CEO                         1995      $ 85,941          $  --             --                $2,477.80


Patrick J. Logiudice,       1997      $105,186          $  --          4,500                $2,104.34
Exec. Vice President        1996      $ 86,678          $  --          2,599                $1,820.23
and CLO                     1995      $ 83,747          $  --             --                $1,758.69

(1) Consists of employer 401(k) contributions and other perquisites.
(2) The Company's fiscal year ends December 31.
(3) Mr. Rossi served as CFO and Treasurer of the Bank until November 1, 1995, when he was appointed acting President. On January 1, 1996, he was appointed President and CEO.

Cash Bonus Plan

      The Bank has a discretionary policy of granting cash bonuses on an annual basis to those officers and employees who contribute to the success and profitability of the Bank. The amount of each cash bonus depends on various performance criteria for the Bank and the participants, which criteria are selected by the Personnel Committee and are subject to change from year to year.

Option Grants in Last Fiscal Year

      The following table provides information on option grants in fiscal 1997 to Mr. Rossi and Mr. Logiudice.

                                           Individual Grants                                               Potential Realizable
                                                                                                           Value at Assumed
                                                                                                           Annualized Rates of Stock
                        Date         Number of     % of Total Options      Exercisable                     Price Appreciation for
                        of           Options       Granted to Employees    Price Per      Expiration       Option Term(1)
Name                    Grant(2)     Granted       in Fiscal Year          Share(3)       Date             5%              10%
----                    -----        -------       --------------          -----          ----             --              ---
Joseph H. Rossi         12/19/97     6,000             30%                 $17.125        12/19/07       $64,620         $163,800

Patrick J. Logiudice    12/19/97     4,500             22.5%               $17.125        12/19/07       $48,465         $122,850


(1) "Potential Realized Value" is disclosed in response to the Securities and Exchange Commission rules which require such disclosure for illustration purposes and is based on the difference between the potential market value of shares issuable upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted by shareholders as, representations or projections of future value of the Company's common stock or of the stock price. To lend perspective to the illustrative potential realized value, if the Company's stock price increased 5% per year for ten years from its closing price on December 17, 1997, or $17.125 per share, (disregarding dividends and assuming for purposes of the calculation a constant number of shares outstanding) the stock price at the end of ten years would be $27.89 per share, for an increase of $10.77 per share, and if the stock increased 10% per year over such period, the ending stock price would be $44.42 per share, for an increase of $27.30 per share.

(2) All options granted are immediately exercisable.

(3) The exercise price is equal to the closing price on the date of the grant.

Aggregate Option Exercises and Year-end Option Values

      The following table sets forth the number of shares acquired on the exercise of stock options and the aggregate gains realized on the exercise during fiscal 1997 by Mr. Rossi and Mr. Logiudice. The table also sets forth the number of shares covered by exercisable and unexercisable options held by Mr. Rossi and Mr. Logiudice on December 31, 1997, and the aggregate gains that would have been realized had these options been exercised on December 31, 1997, even though these options were not exercised on December 31, 1997.



                                                            Number of Shares                   Value of Unexercised
                       Shares Acquired                      Covered by Unexercised             In-The-Money
                       On Exercise            Value         Options on 12/31/97                Options As Of 12/31/97(1)
Name                   During Fiscal 1997     Realized      Exercisable    Unexercisable       Exercisable     Unexercisable
----                   ------------------     --------      ----------------------------       -----------------------------
Joseph H. Rossi           0                   $0               31,524             0              $235,912           $0

Patrick J. Logiudice      3,000               $42,043          14,132             0              $121,337           $0


(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the common stock that will be received upon exercise, assuming such exercise occurred on Tuesday, December 31, 1997, at which date the last sale of the common stock as quoted on the AMEX was $16.50 per share.

Compensation Committee Interlocks and Insider Participation

      The Personnel Committee determines compensation policy and consists of Directors Boardman, Abbott, Becker, Dowty, Guglielmo and Prichard, none of whom have ever been an officer or employee of Alliance or the Bank. None of the above are members of a compensation committee of the Board of Directors of any company.

401(K) Plan

      In 1991, the Bank established the Tolland Bank 401(k) Savings Plan (the "401(k) Plan"), a defined contribution contributory profit sharing plan designed to comply with Section 401(k) of the Code. Each full-time and regular part-time employee with 30 days of service is eligible to participate in this plan.

      Under the 401(k) Plan, a participant may defer between 2% and 15% of his or her before-tax compensation from the Bank (subject to certain limitations) as a contribution under this plan. The Bank will make matching contributions equal to 35% of the first 6% of each participant's contributions and participants are offered six different investment vehicles for their accounts. Participants are 100% vested at all times in their contributions and the income earned thereon. Participants become 100% vested in the Bank's matching contributions after four years of service or earlier if they retire, become permanently disabled, die or attain age 65. Benefits under the 401(k) Plan will be paid at retirement, disability, death or other termination of employment with the Bank. Benefits may be paid in a lump sum or in installments, depending on certain factors. The 401(k) Plan also permits participants to make early withdrawals from their accounts (subject to certain limitations) in case of hardship and to borrow against their accounts. In 1997 the following amounts, representing Bank matching contributions and earnings thereon, accrued as follows under the 401(k)
Plan: for Mr. Rossi - $4,242.31 and Mr. Logiudice - $4,317.81.

Change in Control Agreement

      The Bank maintains change of control agreements with Mr. Rossi, Mr. Logiudice and others (collectively, the "Agreements"). These Agreements continue in effect through December 31, 1998, and are automatically extended each year for an additional period of one (1) year unless either party elects to the contrary. The Agreements provide, among other things, that after a change in control as defined in the Agreements, if the employee's employment is terminated without cause, or if the employee terminates his employment with good reason, as defined in the Agreements, the employee will be entitled to $25,000 and the Bank shall continue to pay his/her full salary at a rate of compensation until such payments, including the $25,000 payment, have reached 2.9 times the sum of the employee's average annual salary and bonuses for the preceding five years. The Bank shall also provide the employee with other benefits equal to those the employee was receiving for two years immediately before his/her termination. Assuming a January 1, 1998, termination date after a change in control, these payments would have equaled $327,944 for Mr. Rossi (plus the cost of benefits) and $266,424 for Mr. Logiudice (plus the cost of benefits).

Certain Transactions

      The Bank has had, and expects to have in the future, banking transactions with directors, officers and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, which do not involve more than the normal risk of collectibility or present other unfavorable features.

      The aggregate of all extensions of credit to directors, officers and their associates had a high balance of $963,000 in 1997 (representing 5.00% of the Bank's equity capital at that time), and a balance of $943,000 at December 31, 1997 (representing 5.1% of the Bank's equity capital at that time) including $298,826 of unused lines of credit.

Pension Plan

      The Bank maintains a defined benefit pension plan (the "Pension Plan") that is designed to satisfy the requirements for tax qualification set forth in the Internal Revenue Code of 1986, as amended (the "Code"). Under the Pension Plan, the Bank makes annual contributions, which are actuarially determined, for the benefit of eligible employees. Expenses for administering the Pension Plan are paid out of Pension Plan assets and also directly by the Bank. Employee contributions are not required.

      The Pension Plan covers each full-time and regular part-time employee who was hired prior to his or her 60th birthday, who has completed at least one year of service and worked a minimum of 1,000 hours in that year, and who has attained age 21. The Pension Plan contains automatic spousal coverage for all eligible participants.

      The Pension Plan generally provides for monthly benefit payments (in straight line annuity amounts) to the participant as of the date the participant retires. For employees who made contributions, the normal form of benefit payment is a modified cash refund. A Pension Plan participant is eligible to receive an actuarially-reduced early retirement benefit if he or she is within ten years of his or her normal retirement date, has separated fr om service and has completed at least ten years of service. In most cases, an employee will become a fully-vested participant when he or she completes five years of service. Participants who remain in service past their normal retirement date are eligible for an actuarially-increased retirement benefit based on the amount of their normal retirement benefit. If a participant terminates service after he or she becomes eligible for early retirement, the vested percentage will be 100%. The Pension Plan is integrated with the Social Security System.

      The amount of a participant's benefit is based on average yearly earnings (including base salary and bonus) during the participant's highest five consecutive years during his or her last ten years of credited service multiplied by his or her credited service as an active participant in the eligible class (not to exceed 30 years of service).

      The table set forth below illustrates annual pension benefits payable for life at age 65 in 1997 under the Pension Plan provisions for various levels of compensation and years of service.

FINAL AVERAGE                  YEARS OF CREDITED SERVICE AT AGE 65
COMPENSATION             10             15             20              30

 $15,000.00         $ 1,800.00     $ 2,700.00     $ 3,600.00      $ 5,400.00
  25,000.00           3,000.00       4,500.00       6,000.00        9,000.00
  50,000.00           7,200.00      10,800.00      14,400.00       21,600.00
  75,000.00          11,700.00      17,550.00      23,400.00       35,100.00
 100,000.00          16,200.00      24,300.00      32,400.00       48,600.00
 125,000.00          20,700.00      31,050.00      41,400.00       62,100.00
 160,000.00          27,000.00      40,500.00      54,000.00       81,000.00

      Mr. Rossi and Mr. Logiudice have 4 and 5 credited years of service respectively as of December 31, 1997.

Supplemental Executive Retirement Plan and Agreement

      The Bank and Mr. Rossi have entered into a Supplemental Executive Retirement Plan and Agreement (the "SERP") that will provide Mr. Rossi with a payment as if he were fully vested under the Pension Plan and the 401(k) plan if he is terminated by the Bank for any reason, other than voluntary resignation, prior to the dates when he becomes fully vested in the Pension Plan and the 401(k) plan. Mr. Rossi will be fully vested in the Pension Plan on October 13, 1998, and he was fully vested in the Bank's contributions to the 401(k) plan on October 13, 1997. Once full vesting has occurred in each plan, the SERP will be terminated.

Alliance Bancorp of New England, Inc. 1997 Employee Stock Purchase Plan

      The Bank has established the Alliance Bancorp of New England, Inc. 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan").

      The Stock Purchase Plan provides an opportunity for full-time and regular part-time employees of the Bank and Alliance to purchase Common Stock through payroll deduction. Employees are able to purchase Common stock at fair market value, pursuant to the terms of the Stock Purchase Plan. The Bank and Alliance utilize the Bank of Boston to administer the Stock Purchase Plan. Amounts are withheld from payroll of participants, pooled and forwarded to the Bank of Boston (the "Administrator") to purchase shares of common stock in the open market for accounts of all participants under the Stock Purchase Plan on a monthly basis. Alliance pays the Administrator's service charges, commissions of broker dealers and other expenses incurred by the Administrator associated with the purchase of stock. Participation in the Stock Purchase Plan is completely voluntary and all full-time and regular part-time employees of the Bank and/or Alliance are eligible to participate at their election, except for persons who own, either individually or through the attribution provisions of Section 424(d)(4) of the Code, 5% or more of the total combined voting power of Alliance or any parent or subsidiary corporation. No employee of Alliance currently owns 5% or more of the total combined voting power of Alliance. Also not eligible are employees who have been employed for fewer than 30 days or limited term employees, who are defined by the Stock Purchase Plan as those whose customary employment is fewer than 20 hours per week, or for not more than five months in any calendar year. The minimum payroll deduction for the Plan is $5 per pay period, the maximum $300 per pay period, or $1,000 per month.

Directors' Deferred Compensation Plan

      The Company implemented a Directors' Deferred Compensation Plan (the "Deferred Compensation Plan") during 1997 to permit directors to defer recognition of income on fees that they receive as directors. Under the Deferred Compensation Plan directors can defer receipt of annual retainer fees and defer federal income taxation on deferred amounts until the year in which benefits are actually received by a participating director. Directors may benefit from the ability to defer taxes to a date when their taxable income is less and tax brackets lower.

      Under the Code, deferred fees will be deemed to be liabilities of Alliance. As Alliance funds they would be available to general creditors. Deferred directors' fees will be held until a director ceases to be a director for any reason. Thus, upon the director's death, retirement or resignation, such fees shall be paid in the form of stock in a lump sum within 60 days after the participant terminated his services as a director. In the event of a participant's death, any remaining funds in the director's account balance shall be paid to his beneficiary in a lump sum as soon as administratively practicable after his death. The Deferred Compensation Plan is administered by the Personnel Committee. Stock purchases which will be made on the open market or by issuance of authorized but unissued shares will be credited on the date such fees are earned and will be based on the closing prices of the Common Stock for such dates. The number of Directors participating in the Deferred Compensation Plan is seven.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely upon a review of information furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended December 31, 1997, no person who is a director, officer or beneficial owner of 10% of the Company's common stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act except D. Anthony Guglielmo, a director, who did not timely report the gift of 2,173 shares which he received from three adult daughters and 1,812 shares which his wife received from three adult daughters.

          PROPOSAL II - APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING

General

      In the event that there are not sufficient votes to approve the foregoing proposal at the time of the Annual Meeting, such proposal could not be approved unless the Annual Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by the Company at the time of the Annual Meeting to be voted for such adjournment, if necessary, the Company has submitted as Proposal II the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration. The Board of Directors recommends that shareholders vote their proxies in favor of such adjournment under this Proposal II so that their proxies may be used for such purpose in the event it should become necessary. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of fewer than 30 days, no notice of the time and place of the adjourned meeting or of the business to be transacted at the adjourned meeting is required to be given to shareholders other than an announcement of such at the Annual Meeting.

      Approval of adjournment, if necessary, under this Proposal II requires the affirmative vote by the holders of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
             FOR THE ADJOURNMENT OF THE MEETING UNDER PROPOSAL II.

Other Business

      As of the date of this Proxy Statement, the Board of Directors knows of no matters to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting. If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.

Shareholder Proposals for 1999 Annual Meeting

      Pursuant to the proxy solicitation regulations of the Securities and Exchange Commission (the "Commission"), any shareholder proposal intended for inclusion in Alliance's proxy statement and form of proxy relating to Alliance's 1999 Annual Meeting of Shareholders must be received by Alliance by November 6, 1998 pursuant to the proxy solicitation regulation of the Commission. Nothing in this paragraph shall be deemed to require Alliance to include in its proxy statement and form of proxy any shareholder proposal which does not meet the requirements of the Commission in effect at the time.

      The Board of Directors urges each shareholder, whether or not he or she intends to be present at the Annual Meeting, to complete, sign and return the enclosed proxy as promptly as possible.

                                              By Order of the Board of Directors


                                              /s/ Cynthia S. Harris
                                              --------------------------------
                                              Cynthia S. Harris
                                              Secretary

                                  DETACH HERE


                                REVOCABLE PROXY

                     ALLIANCE BANCORP OF NEW ENGLAND, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
            ALLIANCE BANCORP OF NEW ENGLAND, INC. TO BE USED AT THE
                ANNUAL MEETING OF STOCKHOLDERS ON APRIL 8, 1998


      The undersigned being a stockholder of Alliance Bancorp of New England, Inc. hereby appoints Joseph H. Rossi and D. Anthony Guglielmo, or each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the 1998 Annual Meeting of Stockholders to be held at 10:30 a.m., Eastern Standard Time, on April 8, 1998, at The Colony, 53 Hartford Turnpike (Route 83), Vernon, Connecticut 06066, and any adjournments thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

      If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this Revocable Proxy. If it is inaccurate, please include your correct address on the reverse side.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES UNDER PROPOSAL I, AND FOR THE ADJOURNMENT OF THE ANNUAL MEETING UNDER PROPOSAL II. IF THE PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, IT WILL BE VOTED FOR ALL NOMINEES.
                                                                  --------------
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)     SEE REVERSE
                                                                      SIDE
                                                                  --------------

                                  DETACH HERE


--- PLEASE MARK
 X  VOTES AS IN
--- THIS EXAMPLE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS I AND II.

    I. Election of three directors for three year terms each.

       NOMINEES: Robert C. Boardman, William E. Dowty, Jr.
                 and Kenneth R. Peterson

                   FOR               WITHHELD
                   ALL               FROM ALL
                 NOMINEES            NOMINEES
                   ----                ----
    FOR
(except as
 marked to         ----                ----
the contrary
  below)
   ---

   --- ________________________________________
         For all nominees except as noted above




                                             FOR    AGAINST    ABSTAIN
II. Approval of an adjournment of the        ---      ---        ---
    Annual Meeting if necessary to permit
    additional solicitation of proxies.      ---      ---        ---

    In their discretion the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                      ---

                                                                 ---

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                    ---

                                                                 ---



Please date this Revocable Proxy and sign, exactly as your name(s) appears on your stock certificate. If signing as a fiduciary, please give your full title.



Signature:_________________ Date:______ Signature:_________________ Date:______